Exhibit 21 - Subsidiaries of Registrant

Macatawa Bank - 100% owned

Incorporated as a Michigan Banking Corporation

51 E. Main Street

Zeeland, Michigan 49464

Grand Bank - 100% owned

(Grand Bank was merged into Macatawa Bank

effective January 1, 2003)

Macatawa Bank Brokerage Services, Inc. - 100% owned

Incorporated as a Michigan corporation

160 South Waverly Road

Holland, Michigan 49423

Macatawa Bank Mortgage Company

100% owned by Macatawa Bank

Incorporated as a Michigan corporation

160 South Waverly Road

Holland, Michigan 49423

Grand Bank Mortgage Company

100% owned by Macatawa Bank

(In process of being merged into Macatawa Bank

Mortgage Company)

Macatawa Financial Services Group, Inc. - 100% owned

Incorporated as a Michigan corporation effective January 2003